Exhibit 10.7


      AMENDMENT NO. 1 DATED SEPTEMBER 24, 1996 TO OPTION AGREEMENT BETWEEN MOTOROLA, INC. AND TELULAR CORPORATION

      This Amendment is effective this 24th day September, 1996 between Motorola, Inc., a Delaware corporation, acting by and through its Cellular Infrastructure Group (hereinafter Motorola), and Telular Corporation, a Delaware corporation (hereinafter) Telular). Each of Motorola and Telular may be referred to herein individually as a Party, or collectively as the Parties.

      WHEREAS, on November 10, 1995, Motorola and Telular entered into an option agreement (hereinafter referred as the Option Agreement); and

      WHEREAS, Motorola and Telular desire to amend the Option Agreement in certain respects;

      NOW THEREFORE, in consideration of the mutual obligations contained herein, the parties hereby agree as follows:

      1. Except as set forth herein, all capitalized terms not defined herein shall have the meanings given to them in the Option Agreement.

      2. The Option Agreement is hereby amended by adding a new paragraph 12, as follows:

                12.  Dispute Resolution

                     12.1 The validity, performance, and all matters relating to the effect of this Option Agreement and any amendment hereto shall be governed by the laws of the state of Illinois, USA. The parties will attempt to settle any dispute, claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by the parties within 20 days after written notice by either Party demanding mediation. Neither Party may unreasonably withhold its consent to the selection of a mediator, and the Parties will share the costs of the mediation (or other alternative dispute resolution) equally. Each party shall pay its own attorneys' fees and other costs. The mediator shall be knowledgeable about the telecommunications industry and relevant areas of law. By mutual agreement, however, the Parties may postpone mediation until each has completed some specified but limited discovery about the dispute.

                     12.2 Any dispute which the Parties cannot resolve between them through negotiation or mediation within four months of the date of the initial demand for it by one of the Parties may be submitted for final resolution to the American Arbitration Association for proceedings in Chicago, Illinois, U.S.A. under its rules. Under no circumstances shall the arbitrator(s) have any authority to award punitive damages. Judgement on the arbitrator's award will be binding and may then by entered in any court which has proper jurisdiction.

                     12.3 Notwithstanding the foregoing, any disputes with respect to intellectual property rights shall be submitted to the courts and not be subject to the provisions of this section 12.
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      3.   Motorola hereby confirms that it approves the PhoneCell SXH project as an appropriate project to be funded by Motorola pursant to the terms of Section 2 of the Option Agreement. Following execution of this Amendment, Motorola will deliver to Telular a check in the amount of $843,694.65 in reimbursement for the funds previously expended by Telular for such project. Motorola continues to believe that this project was to be included in the price of the units quoted in paragraph 6 of the Purchase Order Addendum dated March 8, 1996 (the Purchase Order Addendum), and the Parties agree that Motorola's payment of such amount out of the development funds shall not be deemed as waiving Motorola's right to assert in any mediation or arbitration that the quoted purchase price was intended to include the PhoneCell SXH project.

      4. The parties have been engaging in various discussions relating to certain modifications to the Option Agreement and to the prices for Phases II and III units as set forth in the Purchase Order Addendum; this Amendment is not intended as resolving or dispensing of any issues pertaining to the Option Agreement or the Purchase Order Addendum.
      This Amendment shall not be deemed in any way to prejudice any rights or either of the Parties, except with regard to the approval of the project described in Section 3 above, and the arrangements regarding dispute resoultion in Section 2 above.

      5.   Nothing herein contained shall in any way alter, waive, annul, vary or affect any terms, conditions or provisions of the Option Agreement, except as specifically provided herein, it being the intent of the parties hereto that all of the terms, conditions and provisions of the Option Agreement shall continue in full force and effect, except as hereby amended.
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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to by duly executed by their proper and duly authorized officers as of the day and year first above written.



      MOTOROLA, INC                      TELULAR CORPORATION

      /s/ Martin H. Singer               /s/ Kenneth Millard
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      Signature                          Signature



      Martin H. Singer                    Kenneth Millard
      -------------------                 --------------------
      Printed/Typed Name                  Printed/Typed Name

      VP & GM Wireless Access             President/CEO
      Business Development Director
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      Title                               Title